EXHIBIT 10.26

Lock-Up Letter

Gran Tierra Energy Inc.
Private Placement of Common Stock

June 20, 2006

Sanders Morris Harris Inc.
600 Travis, Suite 3100
Houston, Texas 77002

Ladies and Gentlemen:

This letter is being delivered to you in connection with the Placement Agent Agreement (the “Agreement”), between Gran Tierra Energy Inc., a Nevada corporation (the “Company”), and you as a Placement Agent in connection with a private placement of Units (“Units”), each Unit including one share of Common Stock, $0.001 par value (the “Common Stock”), of the Company and a warrant to acquire one-half of a share of Common Stock at an exercise price equal to $0.875.

In order to induce you as Placement Agent to enter into the Agreement, and certain investors in the private placement contemplated thereby or to be closed concurrently therewith to purchase the Units (the “Private Placements”), the undersigned will not, without the prior written consent of Sanders Morris Harris Inc., offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for a period ending on the later of (i) 180 days after the date of the closing of the private placement as contemplated by the Agreement and (ii) the effective date of a registration statement covering the resale of the Units in accordance with the Registration Rights Agreements executed by the Company and the purchasers in the Private Placements, other than shares of Common Stock disposed of as a bona fide gift or gifts, provided that the donee or donees thereof agrees in writing to be bound by the terms of this letter.

If for any reason the Agreement shall be terminated prior to the Closing Date (as defined in the Agreement) and all funds held in escrow are released from escrow accounts to the investors in the Private Placements, the agreement set forth above shall likewise be terminated.

Yours very truly,

/s/ Dana Coffield
Dana Coffield

/s/ James Hart
James Hart

/s/ Max Wei
Max Wei

/s/ Rafael Orunesu
Rafael Orunesu

/s/ Jeffrey Scott
Jeffrey Scott

/s/ Walter Dawson
Walter Dawson

/s/ Verne Johnson
Verne Johnson

/s/ Nadine C. Smith
Nadine C. Smith